Exhibit 99.1

RISK FACTORS

Explanatory Note

References in this Exhibit 99.1 to “RAIT,” “we,” “us,” and “our” are to RAIT Financial Trust.

The risk factors in this Exhibit 99.1 describe some of the risks and uncertainties applicable to the business of Taberna Realty Finance Trust, or Taberna, which became a significant subsidiary of ours following the completion of our merger with Taberna in December 2006. RAIT will be subject to each of these risks as a result of our ownership of Taberna.

We currently undertake, or in the future may undertake, directly the activities described below in this Exhibit 99.1. To the extent we do engage in these activities we will also be subject directly to the risks associated with these activities. We have identified below which of these risks are or may be applicable to RAIT in the context of the applicable risk factors.

Risks Related to the Merger

Combining the businesses of RAIT and Taberna may be more difficult, costly or time-consuming than we expected.

It is possible that the process of integrating RAIT and Taberna could result in the loss of key employees, the disruption of each company’s ongoing business or inconsistencies in standards, systems, controls, procedures and policies that could adversely affect our ability to maintain relationships with employees or to achieve the anticipated benefits of the merger. Our success may depend in large part on our ability to integrate the two businesses. If we are not able to integrate the operations of our combined company successfully and in a timely manner, the expected benefits of the merger may not be realized.

Future results of the combined company may differ materially from the results presented in the pro forma financial information provided in our Current Report on Form 8-K/A filed with the Securities and Exchange Commission, or SEC, on January 4, 2007.

Our future results may be materially different from those shown in the pro forma financial information presented in our Current Report on Form 8-K/A filed with the SEC on January 4, 2007 that show only a combination of the historical results of RAIT and Taberna. In addition, we and Taberna have incurred costs and expenses in connection with the merger, which costs and expenses include insurance costs, investment banking, legal and accounting fees, printing expenses and other related charges. There can be no assurance that the combined company will not incur unanticipated additional costs and expenses in connection with the integration of RAIT and Taberna.

Uncertainties associated with the merger may cause a loss of employees and may otherwise affect the future business and operations of RAIT and Taberna.

Our success depends in part upon our ability to retain key employees. Current and prospective employees may experience uncertainty about their roles with the combined company. This may adversely affect our ability to attract and retain key personnel. In addition, key employees may depart because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with the combined company. To date, we have not been notified by any key employees that they plan to terminate their relationship with us.

Risks Related to Our Common Shares

Our common shares are subordinate in right of dividend and liquidation payments to our preferred shares.

Our outstanding 7.75% Series A cumulative redeemable preferred shares of beneficial interest and 8.375% Series B cumulative redeemable preferred shares of beneficial interest rank senior to our common shares with respect to dividend rights, redemption rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up. No cash dividends may be paid on our common shares unless full cumulative dividends due on these preferred shares have been paid (other than any payment necessary to maintain our qualification as a real estate investment trust, or REIT). If we liquidate, dissolve or wind up, holders of our preferred shares have the right to receive $25.00 per share, plus accrued and unpaid dividends (whether or not declared) to and including the date of payment, before any payments are made to the holders of our common shares. If dividends on the preferred shares are in arrears for six or more quarterly periods (whether or not consecutive), holders of the preferred shares will have the right to elect two additional trustees.

Our board of trustees may authorize the issuance of additional series of preferred shares of beneficial interest with voting or conversion rights that could adversely affect the voting or other rights of our common shareholders.

Risks Related to Our Business

Taberna has a limited operating history and limited experience operating as a REIT.

Taberna was formed in March 2005 and has a limited operating history and limited experience operating as a REIT. Taberna is subject to all of the business risks and uncertainties associated with any new business. There can be no assurance that Taberna will be able to generate sufficient revenue from operations to pay its operating expenses. Taberna elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, commencing with its taxable year ended December 31, 2005 and we intend to continue to operate Taberna as a REIT. The REIT rules and regulations are highly technical and complex and the failure to comply with these rules and regulations could prevent Taberna from qualifying as a REIT or could force Taberna and us to pay unexpected taxes and penalties. There can be no assurance that Taberna will be able to comply with these rules and regulations. Taberna’s failure to comply with these rules and regulations could have a material adverse effect on the business, financial condition, liquidity and results of operations of Taberna.

Neither trust preferred securities, or TruPS, nor equity in corporate entities, such as issuers of collateralized debt obligations, or CDOs, that hold TruPS, will qualify as real estate assets for purposes of the REIT asset tests and the income generated by such investments generally will not qualify as real estate-related income for the REIT gross income tests. Taberna must continue to invest in qualifying real estate assets, such as mortgage loans and debt securities secured by real estate, to maintain its REIT qualification, and these assets typically generate less attractive returns than TruPS which could result in reduced returns to Taberna, and therefore to our shareholders.

Neither TruPS nor equity in corporate entities, such as issuers of CDOs, that hold TruPS will qualify as real estate assets for purposes of the REIT asset tests that Taberna must meet on a quarterly basis to maintain its qualification as a REIT. We use the term “CDOs” to refer to either the issuer of CDOs or the CDOs themselves, where the context makes the reference clear. The income received from Taberna’s investments in TruPS or in corporate entities holding TruPS generally will not qualify as real estate-related income for purposes of the REIT gross income tests. Accordingly, Taberna will be limited in its ability to originate TruPS or maintain its investments in TruPS or entities created to hold TruPS if Taberna does not invest in sufficient qualifying real estate assets. Taberna will continue to originate and invest in TruPS and in REIT-eligible assets, such as mortgage loans, residential mortgage-backed securities, or RMBS, and commercial mortgage-backed securities, or CMBS. If Taberna fails to make sufficient investments in qualifying real estate assets, Taberna will likely fail to maintain its REIT qualification, which could cause Taberna to be subject to significant taxes and RAIT to fail to maintain its REIT qualification and be subject to significant taxes. REIT qualifying investments typically are lower yielding than Taberna’s expected returns on TruPS. Accordingly, maintaining sufficient amounts of REIT qualifying investments could result in reduced returns to Taberna, and therefore to our shareholders.

Furthermore, if income inclusions from Taberna’s foreign taxable REIT subsidiaries, or TRSs, which are CDOs are determined not to qualify for the REIT 95% gross income test, Taberna could fail to qualify as a REIT, or even if it did not fail to qualify as a REIT, Taberna could be subject to a penalty tax. In addition, Taberna would need to invest in sufficient qualifying assets, or sell some of its interests in its foreign TRSs which are CDOs to ensure that the income recognized by Taberna from its foreign TRSs which are CDOs does not exceed 5% of Taberna’s gross income. See “Taberna may lose its REIT qualification or be subject to a penalty tax if the Internal Revenue Service, or IRS, successfully challenges its characterization of income from its foreign TRSs which are CDOs.” Any reduction in Taberna’s net taxable income would have an adverse effect on its liquidity, and its ability to pay distributions to us.

Failure to procure adequate capital and funding would adversely affect our and Taberna’s results and would, in turn, negatively affect the ability of Taberna to pay distributions to us and our ability to pay distributions to our shareholders.

We and Taberna depend upon the availability of adequate funding and capital. The failure to secure acceptable financing could reduce the taxable income of Taberna and our combined company because investments in which we and Taberna invest would no longer generate the same level of net interest income due to insufficient funding or an increase in funding costs. A reduction in Taberna’s net taxable income would have an adverse effect on Taberna’s liquidity and its ability to pay distributions to us. Similarly, a reduction in our net taxable income would have an adverse effect on our liquidity and ability to pay distributions to our shareholders. There can be no assurance that any, or sufficient, funding or capital will be available to us or Taberna in the future on terms that are acceptable to us. In addition, if the minimum distribution required to maintain Taberna’s REIT qualification becomes large relative to Taberna’s cash flow due to Taberna’s taxable income exceeding its cash flow from operations, then Taberna could be forced to borrow funds, sell assets or raise capital on unfavorable terms, if Taberna is able to at all, in order to maintain its REIT qualification. We will be subject to the same risks in the event that our taxable income exceeds our cash flow from operations. The failure of Taberna or us to maintain REIT status because of an inability to raise capital needed to make distributions would have significant adverse consequences on the value of our common shares. See “Tax Risks - Taberna may fail to qualify as a REIT, in which case we also would very likely fail to qualify as a REIT, and such failure to qualify would have significant adverse consequences on the value of our common shares. In addition, if Taberna or RAIT fails to qualify as a REIT, such entity’s dividends will not be deductible, and the entity will be subject to corporate-level tax on its net taxable income, which would reduce the cash available to make distributions.”

Our business, including that of Taberna, requires a significant amount of cash, and if such cash is not available, the business and financial performance of Taberna and our combined company will be significantly harmed.

Our business, including that of Taberna, requires a substantial amount of cash to fund investments, to pay expenses and to hold assets. We and Taberna also need cash to meet working capital and minimum REIT distribution requirements, debt obligations and other needs. Most of Taberna’s borrowing arrangements allow the lenders to make margin calls, which means that Taberna could be required to make cash payments to its lenders in the event that there is a decline in the market value of the assets that collateralize its debt, the terms of its short-term debt become less attractive or for other reasons.

We expect that our primary sources of working capital and cash will consist of:

•	the net proceeds of offerings of our securities;

•	warehouse and repurchase facilities and secured and unsecured lines of credit;

•	income received from our investment portfolio;

•	operating profits and the proceeds from financing our investments; and

•	distributions to us from Taberna.

There can be no assurance that we will be able to generate a sufficient amount of cash from operations and financing activities to execute successfully our business strategy.

We and Taberna rely on a limited number of financing arrangements to finance investments, and the business and financial performance of Taberna and our combined company will be significantly harmed if those resources are no longer available to us or Taberna.

Pending the structuring of a CDO or other securitization, Taberna finances assets through borrowings under warehouse and repurchase facilities and we finance assets through borrowings under repurchase facilities. Taberna’s lenders’ obligations to purchase assets or provide financing during a warehouse accumulation period are subject to certain conditions, independent of Taberna’s performance or the performance of the underlying assets. For example, prior to any acquisition by Taberna’s warehouse providers, the securities to be acquired must be approved by both the warehouse provider and Taberna and these securities must meet certain eligibility criteria as required by each warehouse provider. In addition, Taberna’s warehouse facilities are short-term facilities. Likewise our and Taberna’s repurchase facilities are short-term and are dependent on the counterparties’ ability to refinance our or Taberna’s obligations with third parties. If there is a disruption of the repurchase market generally, or if one of the counterparties is itself unable to access the repurchase market, our and Taberna’s access to this source of liquidity could be adversely affected. In addition, if the regulatory capital requirements imposed on lenders to us or Taberna change, the lenders may be required to increase significantly the cost of the lines of credit that they provide to us or Taberna or reduce the applicable borrowing limits. We cannot assure you that we or Taberna will be able to renew or replace our respective financing arrangements when they expire on terms that are acceptable to us, or at all. We are not currently party to a warehouse facility.

We and Taberna both incur a significant amount of debt to finance investments, which may subject us and Taberna to an increased risk of loss, adversely affecting our and Taberna’s return on investments, reducing Taberna’s ability to pay distributions to us and our ability to pay distributions to our shareholders, and possibly resulting in the foreclosure of any assets subject to secured financing.

We and Taberna incur a significant amount of debt to finance operations, which could compound losses and reduce the ability of Taberna to pay distributions to us or our ability to pay distributions to our shareholders. Like Taberna, we generally leverage our portfolio through the use of bank credit facilities, repurchase agreements, securitizations and other borrowings. The leverage we employ will vary depending on our ability to obtain credit facilities, the loan-to-value and debt service coverage ratios of the assets, the yield on the assets, the targeted leveraged return we expect from the portfolio and our ability to meet ongoing covenants related to our asset mix and financial performance. The amount of leverage employed by Taberna also depends on these factors. Changes in market conditions may cause the cost of financing to increase relative to the income that we or Taberna can derive from investments, which may impair the returns we and Taberna can achieve, the ability of Taberna to pay distributions to us and our ability to pay distributions to our shareholders.

Taberna’s debt service payments will reduce the net income available for distributions to us, and our debt service payments will reduce the net income available for distributions to our shareholders. Moreover, we and Taberna may not be able to meet debt service obligations to which we and Taberna are subject. Substantially all of our and Taberna’s assets are pledged as collateral for borrowings. In addition, the assets of the CDOs that we consolidate collateralize the debt obligations of the CDOs and are not available to satisfy other creditors. To the extent that we or Taberna fail to meet debt service obligations, we or Taberna risk the loss of some or all of our respective assets to foreclosure or sale to satisfy these debt obligations. Under repurchase agreements, lenders to Taberna or us could take title to the assets subject to the repurchase agreements and may have an ability to liquidate these assets through an expedited process. Currently, neither our nor Taberna’s declaration of trust nor our or its bylaws impose any limitations on the extent to which we or Taberna may leverage our respective assets.

Taberna’s financing arrangements contain covenants that restrict its operations, and any default under these arrangements would inhibit its ability to grow its business, increase revenues and pay distributions to us. We have recently entered into similar financing arrangements and our borrowings are also subject to these risks.

Taberna’s financing arrangements contain extensive restrictions and covenants. Failure to meet or satisfy any of these covenants could result in an event of default under these agreements. These agreements may contain cross-default provisions so that an event of default under any agreement will trigger an event of default under other agreements, giving the lenders the right to declare all amounts outstanding under their particular credit agreement to be immediately due and payable, and enforce their rights by foreclosing on collateral pledged under these agreements.

Taberna’s financing arrangements also restrict its ability to, among other things:

•	incur additional debt;

•	make certain investments or acquisitions; and

•	engage in mergers or consolidations.

Furthermore, certain of Taberna’s repurchase agreements, for example, require that Taberna satisfy certain covenants with respect to its financial condition and maintain its qualification as a REIT, and restrict its ability to make material changes to its business and to enter into transactions with affiliates. In addition, under certain related repurchase agreement guarantees, Taberna may not, without the prior written consent of the lender, pay dividends in excess of what is reasonably necessary for Taberna to maintain its qualification as a REIT. Upon an event of default, Taberna is prohibited from paying any dividend without the prior written consent of the lender.

These restrictions may interfere with Taberna’s ability to obtain financing or to engage in other business activities. Furthermore, Taberna’s default under any of its financing arrangements could have a material adverse effect on its business, financial condition, liquidity and results of operations and its ability to make distributions to RAIT.

Since the completion of our merger with Taberna, we have entered into similar financing arrangements and the business of our combined company is subject to similar risks.

Our and Taberna’s hedging transactions may not completely insulate us and Taberna from interest rate risk, which could cause volatility in our or Taberna’s earnings.

Subject to maintaining our and Taberna’s respective qualification as a REIT, we and Taberna enter into hedging transactions to limit exposure to changes in interest rates and therefore may expose Taberna and our combined company to risks associated with such transactions. We and Taberna have entered into, and expect to continue to enter into, interest rate swap agreements. We and Taberna may also utilize instruments such as forward contracts and interest rate caps, collars and floors to seek to hedge against fluctuations in the relative values of portfolio positions from changes in market interest rates. Hedging against a decline in the values of portfolio positions does not eliminate the possibility of fluctuations in the values of such positions or prevent losses if the values of such positions decline. However, such hedging can establish other positions designed to gain from those same developments, thereby offsetting the decline in the value of such portfolio positions. Such hedging transactions may also limit the opportunity for gain if the values of the portfolio positions should increase. Moreover, it may not be possible to hedge against an interest rate fluctuation that is so generally anticipated that we and Taberna would not be able to enter into a hedging transaction at an acceptable price.

The success of hedging transactions undertaken by either Taberna or us will depend on our and Taberna’s abilities to structure and execute effective hedges for the assets we and Taberna hold. Therefore, while we and Taberna may enter into such transactions to seek to reduce interest rate risks, unanticipated changes in interest rates may result in poorer overall investment performance than if we or Taberna had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions being hedged may vary. Moreover, for a variety of reasons, we or Taberna may not establish a perfect correlation between such hedging instruments and the portfolio holdings being hedged. Any such imperfect correlation may prevent us or Taberna from achieving the intended hedge and expose us or Taberna to risk of loss.

For accounting purposes, Taberna’s interest in its warehouse facilities is reflected in its financial statements included in our Current Report on Form 8-K/A filed with the SEC on January 4, 2007 as a non-hedge derivative and is recorded at fair value in these financial statements. Changes in the fair value of this non-hedge derivative are reflected in Taberna’s earnings. Changes in fair value can be caused by changes in interest rates that are not fully hedged. To the extent that we or Taberna fail to hedge fully against adverse fluctuations in interest rates, the earnings of Taberna and our combined company will be impacted.

Accounting for hedges under U.S. generally accepted accounting principles, or GAAP, is extremely complicated. We and Taberna may fail to qualify for hedge accounting in accordance with GAAP, which could have a material effect on the earnings of Taberna and our combined company.

While we and Taberna use hedging to mitigate some interest rate risk, our and Taberna’s failure to completely insulate the portfolios we and Taberna hold from interest rate risk may cause greater volatility in the earnings of Taberna or our combined company.

Hedging against interest rate exposure may adversely affect our and Taberna’s earnings, which could adversely affect Taberna’s ability to pay distributions to us and our ability to pay distributions to our shareholders.

Our and Taberna’s hedging activity varies in scope based on the level and volatility of interest rates, the type of portfolio investments held, and other changing market conditions. Interest rate hedging may fail to protect or could adversely affect us or Taberna because, among other things:

•	interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates;

•	available interest rate hedging may not correspond directly with the interest rate risk for which protection is sought;

•	the duration of the hedge may not match the duration of the related liability;

•	the amount of income that a REIT may earn from hedging transactions is limited by U.S. federal income tax provisions applicable to REITs;

•	the credit quality of the party owing money on the hedge may be downgraded to such an extent that it impairs Taberna’s ability to sell or assign its side of the hedging transaction; and

•	the party owing money in the hedging transaction may default on its obligation to pay.

Our and Taberna’s hedging activity may adversely affect the earnings of Taberna and our combined company, which could adversely affect Taberna’s ability to pay distributions to us and our ability to pay distributions to our shareholders.

Our and Taberna’s ability to utilize TRSs, and consequently the ability of Taberna and our combined company to grow fee-generating businesses and invest in CDOs, will be limited by the election made by Taberna and us, respectively, to be taxed as a REIT, which may adversely affect returns to our shareholders.

Overall, no more than 20% of the value of a REIT’s assets may consist of securities of one or more TRSs. Taberna Capital Management, LLC, which we refer to as Taberna Capital, Taberna Securities, LLC, which we refer to as Taberna Securities, Taberna Capital (Bermuda) Ltd., which we refer to as Taberna Bermuda, Taberna Securities (U.K.) Ltd., which we refer to as Taberna Securities UK, Taberna Funding LLC, which we refer to as Taberna Funding, and Taberna’s non-U.S. corporate subsidiaries are TRSs. Taberna expects to own interests in additional TRSs in the future, particularly in connection with its CDO transactions. However, Taberna’s ability to invest in CDOs that are structured as TRSs and to grow or expand the fee-generating businesses of Taberna Capital and Taberna Securities, as well as the business of Taberna Funding, Taberna UK and future TRSs Taberna may form, will be limited by Taberna’s need to meet this 20% test, which may adversely affect distributions Taberna pays to us. RAIT has elected to treat an additional subsidiary, RAIT Advisors, Inc., as a TRS. While RAIT Advisors, Inc. has been inactive to date and currently has no assets or income, to the extent we undertake to engage in business through this or other TRSs, we will be subject to similar risks.

If we or Taberna fail to achieve adequate operating cash flow, the ability of Taberna to make distributions to us and our ability to make distributions to our shareholders will be adversely affected.

As REITs, we and Taberna must distribute at least 90% of REIT taxable income to our respective shareholders, determined without regard to the deduction for dividends paid and excluding net capital gain. Our and Taberna’s ability to make and sustain cash distributions is based on many factors, including the return on our respective investments, operating expense levels and certain restrictions imposed by Maryland law. Some of the factors are beyond our and Taberna’s control and a change in any such factor could affect our and Taberna’s ability to pay future distributions. No assurance can be given as to our and Taberna’s ability to pay distributions. From time to time, Taberna may not have sufficient cash to meet the distribution requirements due to timing differences between (1) the actual receipt of cash, including receipt of distributions from subsidiaries and (2) the inclusion of items in our and Taberna’s respective income for U.S. federal income tax purposes. If we or Taberna do not have sufficient cash available to pay required distributions, we or Taberna might have to borrow funds or sell assets to raise funds, which could adversely impact our respective businesses and our and Taberna’s respective ability to generate income and make distributions to our respective shareholders.

Taberna operates in a highly competitive market which may have a material adverse effect on the business, financial condition, liquidity and results of operations of Taberna and, therefore, RAIT.

Taberna is subject to significant competition in seeking opportunities to provide financing to REITs and other real estate companies and in making other real estate-related investments. Taberna competes with many third parties engaged in finance and real estate investment activities, including other REITs, specialty finance companies, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, institutional investors, investment banking firms, lenders, governmental bodies and other entities. Taberna is aware that third parties have recently raised substantial funds, or are seeking to raise funds, in order to offer TruPS or similar products to Taberna’s target customers. These third parties include firms that have traditionally offered TruPS and these products to banks and insurance companies. Taberna expects that competition, particularly in its TruPS business, will continue to increase, and that other companies and funds with investment objectives similar to Taberna’s may be organized in the future. Some of these competitors have, or in the future may have, substantially greater financial resources than we and Taberna do and generally may be able to accept more risk. They may also enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, competition may lead Taberna to pay a greater portion of the origination fees that Taberna expects to collect in its future origination activities to third-party investment banks and brokers that introduce their clients to Taberna in order to continue to generate new business from these sources or otherwise may reduce the fees Taberna is able to earn in connection with its business lines.

Competition may limit the number of suitable investment opportunities offered to Taberna. It may also result in higher prices, lower yields and a narrower spread of yields over Taberna’s borrowing costs, making it more difficult for Taberna to acquire new investments on attractive terms and reducing the fee income Taberna realizes from the origination, structuring and management of CDOs.

Cohen Brothers, LLC d/b/a Cohen & Company, or Cohen & Company, and its various subsidiaries will compete with Taberna, and therefore RAIT, upon the termination of the non-competition agreement between Taberna and Cohen & Company. Cohen & Company is a diversified financial services company with significant experience in originating TruPS and other preferred equity securities and structuring and managing securitizations or CDOs involving such securities. This agreement terminates on the earliest to occur of (a) any date mutually agreed upon by both parties; (b) the occurrence of a change of control of Taberna; (c) April 28, 2008; or (d) the date that Daniel G. Cohen’s employment as Taberna’s chief executive officer is terminated by Taberna without cause. The merger with RAIT constituted a change of control under the non-competition agreement. Accordingly, Cohen & Company waived its termination right under this agreement as a result of the merger.

We and Taberna may not be able to acquire eligible securities for CDO issuances or other securitizations on favorable economic terms, and may not be able to structure CDOs and other securitizations on attractive terms. The assets acquired by Taberna’s warehouse providers or financed by Taberna or us using repurchase agreements may not be suitable for a future CDO transaction, which may require us or Taberna to seek more costly financing for investments or to liquidate assets.

We and Taberna acquire real estate securities and mortgage loans and finance them on a long-term basis through the issuance of CDOs and other types of securitizations. Under Taberna’s TruPS warehouse facilities, Taberna directs the acquisition of securities by banks that are its warehouse providers. However, Taberna’s warehouse providers have the right to decline to acquire the securities Taberna identifies. Taberna deposits cash and other collateral, which is held in escrow by the warehouse providers to cover its share of losses in the event that such securities need to be liquidated. The warehouse providers then purchase the securities and hold them on their balance sheet. Taberna’s lenders have the right to liquidate assets acquired under its warehouse facilities upon the occurrence of certain events, such as a default or a decline in credit quality that may lead to a default. Taberna will share in losses suffered by its lenders in the event of a liquidation, generally up to the value of the collateral Taberna maintains with the lenders, and its ability to replace short-term debt financing of its assets with more permanent long-term financing may be impaired. Taberna is subject to the risk that, during the period that its financing arrangements are available, a sufficient amount of eligible assets cannot be acquired to maximize the efficiency of a CDO issuance or other securitization and the risk that the assets acquired by its warehouse providers may not be suitable for a CDO issuance. We expect to enter directly into similar arrangements in the future, and if we do so we will be subject to similar risks directly. In addition, disruptions in the capital markets generally, or in the securitization markets, specifically, may make the issuance of a CDO or another securitization transaction less attractive or even impossible. If we or Taberna are unable to securitize assets, or if doing so is not economical, we or Taberna may be required to seek other forms of potentially less attractive financing or to liquidate assets at a price that could result in a loss of all or a portion of the cash and other collateral backing our or Taberna’s purchase commitment.

Taberna could suffer losses beyond its committed capital under its warehouse facilities in certain circumstances.

Certain of Taberna’s warehouse facilities provide that if the warehouse provider experiences losses upon the liquidation of assets and Taberna or a Taberna affiliate has engaged in intentional misconduct or fraud, or becomes insolvent, then Taberna is liable for all losses suffered by the warehouse providers. Any such losses could harm the business, financial condition, liquidity and results of operations of Taberna. We expect to enter into similar arrangements in the future, and if we do so we will be subject to similar risks directly.

The use of CDO financings with over-collateralization requirements may have a negative impact on our and Taberna’s cash flow and may trigger certain termination provisions in the related collateral management agreements.

The terms of the CDOs we and Taberna structure generally provide that the principal amount of assets must exceed the principal balance of the related securities issued by them by a certain amount, commonly referred to as “over-collateralization.” The CDO terms provide that, if certain delinquencies and/or losses exceed the specified levels based on the analysis by the rating agencies (or any financial guaranty insurer) of the characteristics of the assets collateralizing the CDO securities, the required level of over-collateralization may be increased or may be prevented from decreasing as would otherwise be permitted if losses or delinquencies did not exceed those levels. In addition, a failure by a CDO in which we or Taberna hold equity interests to satisfy an over-collateralization test typically results in accelerated distributions to the holders of the senior debt securities issued by the CDOs. Our and Taberna’s equity holdings are subordinate in right of payment to the debt securities issued by the CDOs in which we and Taberna invest. Other tests (based on delinquency levels or other criteria) may restrict our and Taberna’s ability to receive cash distributions from assets collateralizing the CDO securities. There can be no assurance that the performance tests will be satisfied. In advance of completing negotiations with the rating agencies or other key transaction parties on our and Taberna’s future CDOs, there can be no assurance of the actual terms of the CDO delinquency tests, over-collateralization terms, cash flow release mechanisms or other significant factors regarding the calculation of net income to Taberna and to our combined company. Failure to obtain favorable terms with regard to these matters may materially and adversely affect our and Taberna’s respective net incomes. In addition, collateral management agreements typically provide that if certain over-collateralization tests are failed, the collateral management agreement may be terminated by a vote of the security holders. If the assets held by CDOs fail to perform as anticipated, our and Taberna’s respective earnings may be adversely affected, and over-collateralization or other credit enhancement expenses associated with our and Taberna’s respective CDO financings will increase.

Our and Taberna’s future CDOs and other securitizations will be collateralized with loans and real estate securities, and any adverse market trends that affect these real estate securities are likely to adversely affect the CDOs and other securitizations of Taberna and our combined company.

We and Taberna expect that future CDO issuances and other securitizations by us or Taberna will be backed by mortgage loans, mezzanine loans, TruPS, other senior and subordinated real estate company securities, other preferred securities, RMBS, CMBS or other real estate-related securities. Any adverse market trends that affect the value of these types of securities will adversely impact the value of the interests of Taberna and our combined company in CDOs and other securitizations. Such trends could include declines in real estate values in certain geographic markets or sectors, underperformance of real estate securities issued in a particular year, or changes in U.S. federal income tax laws that could affect the performance of securities issued by REITs and other real estate operating companies.

An increase in Taberna’s borrowing costs relative to the interest Taberna receives on its investments may adversely affect its profitability, which may decrease the amount that Taberna distributes to us.

As Taberna’s warehouse facilities or other short-term borrowing instruments mature, Taberna will be required either to enter into new financing arrangements or to sell certain of its portfolio investments. An increase in short-term interest rates at the time that Taberna seeks to enter into new financing arrangements would reduce the spread between returns on its portfolio investments and the cost of its borrowings. This change in interest rates would adversely affect returns on Taberna’s portfolio investments that are subject to prepayment risk, including its mortgage-backed securities investments, which might reduce earnings and, in turn, distributions Taberna makes to us. We expect to enter directly into similar arrangements in the future, and if we do so we will be subject to similar risks directly.

Representations and warranties made by us or Taberna in loan sales and securitizations may subject us or Taberna to liability that could result in loan losses and could harm the operating results of our combined company or Taberna and, therefore distributions Taberna makes to us or distributions we make to our shareholders.

In connection with securitizations, we and Taberna make representations and warranties regarding the assets transferred into securitization trusts. The trustee in the securitizations has recourse to us or to Taberna with respect to the breach of the representations and warranties regarding the loans made at the time such assets are transferred. While we and Taberna generally have recourse to loan originators for any such breaches, there can be no assurance of the originators’ abilities to honor their respective obligations. We and Taberna generally attempt to limit the potential remedies of the trustee to the potential remedies we or Taberna have against the originators from whom we or Taberna acquired the assets. However, in some cases, the remedies available to the trustee may be broader than those available to us or Taberna against the originators of the assets and, in the event the trustee enforces its remedies against us or Taberna, we or Taberna may not always be able to enforce whatever remedies are available to us or Taberna against the originators of the loans. Furthermore, if we or Taberna discover, prior to the securitization of a mortgage loan that there is any fraud or misrepresentation with respect to the mortgage and the originator fails to repurchase the mortgage, then we or Taberna may not be able to sell the mortgage or may have to sell the mortgage at a discount.

Loss of our management team or the ability to attract and retain key employees could result in a material adverse effect on the business of Taberna and of our combined company.

The success of Taberna and of our combined company depends to a significant extent on the continued services of our management team. We do not maintain “key person” life insurance for any of our personnel. The loss of the services of any of our senior managers could have a material adverse effect on the business, financial condition, liquidity and results of operations of Taberna and of our combined company.

The real estate finance business is very labor-intensive. We depend on our management team to attract customers for financing by, among other things, developing relationships with issuers, financial institutions and others. These relationships can lead to repeat and referral business. The market for skilled personnel is highly competitive and has historically experienced a high rate of turnover. Due to the nature of our and Taberna’s business, we compete for qualified personnel not only with companies in our business, but also in other sectors of the financial services industry. Competition for qualified personnel may lead to increased hiring and retention costs. We cannot guarantee that we will be able to attract or retain qualified personnel at reasonable costs or at all. If we are unable to attract or retain a sufficient number of skilled personnel at manageable costs, it could harm the business, financial condition, liquidity and results of operations of Taberna and of our combined company.

We and Taberna are highly dependent on information systems and third parties, and systems failures could significantly disrupt the business of Taberna or our combined company, which may, in turn, negatively affect the ability of Taberna to pay distributions to us or our ability to pay distributions to our shareholders.

Our and Taberna’s business is highly dependent on communications and information systems. Any failure or interruption of these systems could cause delays or other problems in the activities of Taberna or our combined company, which could have a material adverse effect on our operating results and negatively affect the ability of Taberna to pay distributions to us or our ability to pay distributions to our shareholders.

We and Taberna receive collateral management fees pursuant to collateral management agreements for services provided by our subsidiaries for acting as the collateral manager of CDOs sponsored by us or Taberna. We and Taberna expect to receive similar fees for future CDO transactions. If a collateral management agreement is terminated or if the securities serving as collateral for a CDO are prepaid, the collateral management fees will be reduced or eliminated.

Our subsidiaries receive collateral management fees pursuant to collateral management agreements for acting as the collateral manager of CDOs sponsored by us or Taberna. If all the notes issued by a CDO for which one of our subsidiaries acts as collateral manager are redeemed, or if the collateral management agreement is otherwise terminated, we or Taberna will no longer receive collateral management fees from that subsidiary with respect to that CDO. In general, a collateral management agreement may be terminated both with and without cause at the direction of holders of specified supermajority in principal amount of the notes issued by the CDO. Furthermore, such fees are based on the total amount of collateral held by the CDOs. If the securities serving as collateral for a CDO are prepaid or go into default, we or Taberna will receive lower collateral management fees than expected.

An increase in current interest rates could make Taberna’s TruPS product a less attractive financing option for REITs and real estate operating companies.

The pricing of Taberna’s TruPS product is based on the London Inter-Bank Offered Rate, or LIBOR, which is a variable rate. Taberna believes that this LIBOR-based pricing is currently attractive to mid-size REITs and real estate operating companies, in part, because it results in lower funding costs for issuers, based upon current interest rates. However, an increase in current interest rates would have a corresponding increase in funding costs and could make Taberna’s LIBOR-based TruPS less attractive to REITs and real estate operating companies as compared to other financing alternatives. A decrease in the demand for Taberna’s TruPS product would have a material adverse effect on the business, financial condition, liquidity and results of operations of Taberna and, therefore, RAIT.

Our and Taberna’s Conflicts of Interests

Taberna did not receive independent third-party appraisals, valuations or fairness opinions in connection with the acquisition of Taberna Capital from a wholly-owned subsidiary of the parent company of Cohen & Company, and Taberna Securities from Cohen & Company. Therefore, the terms of these acquisitions may have been less favorable to Taberna than if Taberna had acquired Taberna Capital and Taberna Securities from unaffiliated third parties because the consideration paid for Taberna Capital and Taberna Securities may have exceeded their respective fair market values.

Taberna acquired Taberna Capital from a wholly-owned subsidiary of Cohen & Company’s parent company and Taberna Securities from Cohen & Company in exchange for an aggregate of 2.0 million of Taberna’s common shares with a value of $20.0 million, based upon a per share price equal to the initial offering price of Taberna’s common shares in Taberna’s initial private placement that closed in April 2005. These acquisitions were not negotiated at arm’s length, and the terms may not have been as favorable to Taberna as they would have been if Taberna had acquired Taberna Capital and Taberna Securities from unaffiliated parties due to possible conflicts of interest. In addition, Taberna did not receive any independent third-party appraisals, valuations or fairness opinions in connection with these acquisitions, and the consideration paid for Taberna Capital and Taberna Securities may have exceeded their respective fair market values. The principal owner of the parent of Cohen & Company, Daniel G. Cohen, is our Chief Executive Officer and a trustee on our board of trustees.

Taberna depends upon Cohen & Company and its affiliates to provide Taberna with various services and if Taberna’s shared facilities and services agreement with Cohen & Company is terminated, Taberna may not be able to timely replace these services on terms favorable to Taberna.

Under the shared facilities and services agreement that Taberna entered into with Cohen & Company, Cohen & Company agreed to provide Taberna directly or through its subsidiaries, with office space and common facilities at Cohen & Company’s corporate offices and various services, including assistance with structuring and managing Taberna’s investments in mortgage loans and other mortgage-backed securities, accounting support and cash management services and administrative services. Taberna relies on Cohen & Company to provide these facilities and services, and Taberna has no in-house capability to handle these services independent of Cohen & Company. Taberna also sub-leases its Philadelphia headquarters space from Cohen & Company under a five year sublease which provides for annual rental payments by Taberna ranging from $69,000 to approximately $75,000 during the term of the sublease.

The shared facilities and services agreement provides that in respect of services relating to structuring and managing Taberna’s investments in CMBS and RMBS, Taberna will pay Cohen & Company an annual fee ranging from 2 to 20 basis points on the amount of the investments, based on the rating of the security. For investments in residential whole loans, Taberna will pay Cohen & Company an annual fee of 1.5 basis points on the amount of the investments. In respect of software licensing, human resources and administrative and other services, Taberna will continue to pay Cohen & Company for the cost of providing those services plus 10% of such cost.

If the shared facilities and services agreement is terminated, Taberna will have to obtain such services or hire employees to perform them. Taberna may not be able to replace these services or hire such employees in a timely manner or on terms, including cost and level of expertise, that are as favorable as those Taberna received from Cohen & Company.

Certain agreements with Cohen & Company and its affiliates were negotiated in the context of Taberna’s formation and were not the result of arm’s length negotiations between independent parties.

The shared facilities and services agreement with Cohen & Company, Taberna’s broker-dealer services agreement with Cohen & Company Securities, LLC, or CB&C, and Taberna’s non-competition agreement with Cohen & Company, as well as the Taberna Capital and Taberna Securities acquisition agreements, were negotiated in the context of Taberna’s formation. At the time these agreements were negotiated, Cohen & Company was Taberna’s sole shareholder, and these agreements were therefore not the result of arm’s length negotiations between independent parties. As a result, the terms of these agreements may not have been as favorable to Taberna as they would have been if Taberna had negotiated these agreements with unaffiliated third parties, due to possible conflicts of interests. Taberna has also paid substantial fees and consideration pursuant to the shared facilities and services agreement and the Taberna Capital and Taberna Securities acquisition agreements, and expects that substantial fees will continue to be paid pursuant to the shared facilities and services agreement.

We and Taberna are subject to potential conflicts of interest in the relationships we, Taberna and members of our management team have with Cohen & Company, its affiliates and Alesco Financial Inc., in particular relating to the time such individuals may devote to other matters for Cohen & Company and Alesco Financial Inc., and our conflicts of interest policies may not successfully eliminate the influence of such conflicts.

Some members of our senior management are not exclusively dedicated to the affairs of Taberna or our combined company. Our chief executive officer, Daniel G. Cohen, also serves as the chairman of Cohen & Company and of Alesco Financial Inc., a REIT that invests in highly rated RMBS and CMBS, residential mortgage loans, TruPS issued by banks and insurance companies and collateralized loans issued by companies in a variety of industries. On October 6, 2006, Alesco Financial Trust was acquired by Sunset Financial Resources, Inc., which subsequently changed its name to Alesco Financial Inc., or Alesco. Mr. Cohen has entered into an employment agreement with us under which he has agreed to devote only such time to our affairs as is reasonably necessary to perform his duties.

Taberna may compete with Alesco for certain investment opportunities. A wholly-owned subsidiary of Cohen & Company is the manager of Alesco, and members of Taberna’s management team (who are also a part of RAIT’s management team) beneficially own, in the aggregate, approximately 5.0% of Alesco’s outstanding common shares of beneficial interest. While Alesco is prohibited, as an affiliate of Cohen & Company, from engaging in the businesses related to TruPS issued by REITs and real estate operating companies covered by Taberna’s non-competition agreement with Cohen & Company, Taberna and Alesco both intend to invest in residential mortgage loans, RMBS and CMBS, and Taberna may have other overlapping investment categories in the future. The interests of members of Taberna’s management in Alesco may create potential conflicts of interest to the extent that Taberna competes with Alesco for investment opportunities in assets other than TruPS issued by REITs and real estate operating companies. Our conflict of interest policies may not successfully eliminate the influence of such conflicts.

In addition, pursuant to Taberna’s shared facilities and services agreement with Cohen & Company, certain employees of Cohen & Company are co-employed by Cohen & Company and Taberna for the duration of that agreement. There may be conflicts in prioritizing work that would not exist if such employees were exclusively employed by Taberna.

Under Taberna’s non-competition agreement with Cohen & Company, Cohen & Company has agreed not to, directly or through controlled entities, compete with Taberna in the business of purchasing TruPS or other preferred equity securities from, or acting as placement agent for, REIT and real estate operating company issuers of TruPS or other preferred equity securities and not to act as collateral manager for securitizations or CDOs involving such securities. This non-competition agreement terminates on the earliest to occur of (a) any date mutually agreed upon by both parties; (b) the occurrence of a change of control of Taberna; (c) April 28, 2008; or (d) the date that Daniel G. Cohen’s employment as Taberna’s chief executive officer is terminated by Taberna without cause. The merger with RAIT constituted a change of control under the non-competition agreement. Accordingly, Cohen & Company waived its termination right under this agreement as a result of the merger. Nevertheless, to the extent Taberna invests in, acts as placement agent for or acts as collateral manager for securitizations or CDOs involving securities other than TruPS or other preferred equity securities of REITs and real estate operating companies, Taberna may compete with Cohen & Company or other Cohen & Company investment vehicles with similar or overlapping investment or financing strategies and members of Taberna’s management may face conflicts of interest in allocating such opportunities between Taberna, on the one hand, and Cohen & Company and its affiliates, on the other hand.

We have also entered into arrangements with Cohen & Company, as described in our filings with the SEC. In the future, we and Taberna may enter into additional transactions with Cohen & Company with the approval of the independent trustees of our board. We may not negotiate with Cohen & Company terms that are as favorable as they would be if such transactions were negotiated with independent third parties. Although Maryland law addresses certain conflicts of interest situations and RAIT’s board has adopted policies relating to conflicts of interest requiring, among other things, that all transactions in which trustees or executive officers may have a material conflicting interest to our interests be approved by a majority of its disinterested trustees, our policies or Maryland law requirements may not be successful in eliminating the influence of such conflicts.

Investment Company Act Compliance Risk

Maintenance of RAIT’s and Taberna’s Investment Company Act exemption imposes limits on its operations.

We conduct our operations so that we are not required to register as an investment company. Under Section 3(a)(1) of the Investment Company Act, a company is not deemed to be an “investment company” if:

•	it neither is, nor holds itself out as being, engaged primarily, nor proposes to engage primarily, in the business of investing, reinvesting or trading in securities; and

•	it neither is engaged nor proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and does not own or propose to acquire “investment securities” having a value exceeding 40% of the value of its total assets on an unconsolidated basis. “Investment securities” excludes U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act (the “40% Test”).

We rely on the 40% Test. Because we are a holding company that conducts our businesses through wholly-owned or majority-owned subsidiaries, the securities issued by our subsidiaries that are excepted from the definition of “investment company” under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act, together with any other investment securities we may own, may not have a combined value in excess of 40% of the value of our total assets on an unconsolidated basis. In fact, based on the relative value of our investment in Taberna, on the one hand, and our investment in RAIT Partnership, L.P., on the other hand, we can comply with the 40% test only if Taberna satisfies the 40% test on which it relies (or another exemption other than Section 3(c)(1) or 3(c)(7)) and RAIT Partnership, L.P. complies with Section 3(c)(5)(C) or 3(c)(6), the exemptions upon which it relies (or another exemption other than Section 3(c)(1) or 3(c)(7)). This requirement limits the types of businesses in which we may engage through our subsidiaries.

        Because RAIT Partnership and the two wholly-owned subsidiaries through which we hold 100% of the partnership interests in RAIT Partnership—RAIT General Inc. and RAIT Limited, Inc.—will not be relying on Section 3(c)(1) or 3(c)(7) for their respective Investment Company Act exemptions, our investments therein will not constitute “investment securities” for purposes of the 40% Test.

RAIT Partnership, our subsidiary that holds, directly and through wholly-owned or majority-owned subsidiaries, substantially all of our assets intends to conduct its operations so that it is not required to register as an investment company in reliance on the exemption from Investment Company Act regulation provided under Section 3(c)(5)(C). RAIT Asset Holdings LLC, a wholly-owned subsidiary of RAIT Partnership also intends to be exempt from Investment Company Act regulation under Section 3(c)(5)(C). RAIT Partnership may also from time to time rely on the exemption from Investment Company Act regulation provided under Section 3(c)(6).

Any entity relying on Section 3(c)(5)(C) for its Investment Company Act exemption must have at least 55% of its portfolio invested in qualifying assets (which in general must consist of mortgage loans, mortgage backed securities that represent the entire ownership in a pool of mortgage loans and other liens on and interests in real estate) and another 25% of its portfolio invested in other real estate-related assets. Based on no-action letters issued by the Staff of the SEC, we classify our investments in mortgage loans as qualifying assets, as long as the loans are “fully secured” by an interest in real estate. That is, if the loan-to-value ratio of the loan is equal to or less than 100%, then we consider the loan to be a qualifying asset. We do not consider loans with loan-to-value ratios in excess of 100% to be qualifying assets that come within the 55% basket, but only real estate-related assets that come within the 25% basket. We treat our mezzanine loans as real estate-related assets that come within the 25% basket. The treatment of other investments as qualifying assets and real estate-related assets, including equity investments in subsidiaries, is based on the characteristics of the underlying asset, in the case of a directly held investment, or the characteristics of the assets of the subsidiary, in the case of equity investments in subsidiaries.

Any entity relying on Section 3(c)(6) for its Investment Company Act exemption must be primarily engaged, directly or through majority-owned subsidiaries, in one or more specified businesses, including a business described in Section 3(c)(5)(C), or in one or more of such businesses (from which not less than 25% of its gross income during its last fiscal year was derived), together with an additional business or businesses other than investing, reinvesting, owning, holding or trading in securities.

As of December 31, 2006, less than 55% of RAIT Partnership’s assets constituted qualifying assets. RAIT Partnership brought its assets into compliance with the 55% test on January 9, 2007. For the period of non-compliance, we relied for our exemption from registration under the Investment Company Act upon Rule 3a-2, which provides a safe harbor exemption, not to exceed one year, for companies that have a bona fide intent to be engaged in an excepted activity but that temporarily fail to meet the requirements for another exemption from registration as an investment company. RAIT Partnership was in compliance with the 55% test at September 30, 2006. As required by the rule, after we learned that we were out of compliance, our Board of Trustees promptly adopted a resolution declaring our bona fide intent to be engaged in excepted activities and we restored our assets to compliance.

Reliance upon Rule 3a-2 is permitted only once every three years. As a result, if RAIT Partnership fails to meet either the 55% test or the 25% test of Section 3(c)(5)(C), or if we otherwise fail to maintain our exclusion from registration, within that three year period, and another exemption is not available, we may be required to register as an investment company, or we or RAIT Partnership may be required to acquire and/or dispose of assets in order to meet the Section 3(c)(5)(C) or other tests for exclusion. Any such asset acquisitions or dispositions may be of assets that we or RAIT Partnership would not acquire or dispose of in the ordinary course of our business, may be at unfavorable prices or may impair our ability to make distributions to shareholders and result in a decline in the price of our common shares. If we are required to register under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use leverage), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), and portfolio composition, including restrictions with respect to diversification and industry concentration and other matters. Accordingly, registration under the Investment Company Act could limit our ability to follow our current investment and financing strategies, impair our ability to make distributions to our common shareholders and result in a decline in the price of our common shares.

Taberna, like RAIT, is a holding company that conducts its operations through subsidiaries. Accordingly, we intend to monitor Taberna’s holdings such that it will satisfy the 40% Test. Accordingly, the securities issued to Taberna by its subsidiaries that are excepted from the definition of “investment company” by Section 3(c)(1) or 3(c)(7) of the Investment Company Act, together with any other investment securities Taberna may own, may not have a combined value in excess of 40% of the value of its total assets on an unconsolidated basis. We must monitor Taberna’s holdings to ensure that the value of its investment securities does not exceed 40% of its total assets (exclusive of government securities and cash items) on an unconsolidated basis. This requirement limits the types of businesses in which Taberna may engage through these subsidiaries.

We make the determination of whether an entity is a majority-owned subsidiary of RAIT, RAIT Partnership or Taberna. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The Investment Company Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat companies, including future CDO subsidiaries, in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% Test. Neither RAIT, RAIT Partnership nor Taberna has requested the SEC to approve our treatment of any company as a majority-owned subsidiary and the SEC has not done so. If the SEC were to disagree with our treatment of one or more companies, including CDO issuers, as majority-owned subsidiaries, we would need to adjust our respective investment strategies and invest our respective assets in order to continue to pass the 40% test. Any such adjustment in its investment strategy could have a material adverse effect on Taberna and us.

A majority of Taberna’s subsidiaries are limited by the provisions of the Investment Company Act and the rules and regulations promulgated thereunder with respect to the assets in which they can invest to avoid being regulated as an investment company. For instance, Taberna’s subsidiaries that issue CDOs generally will rely on Rule 3a-7, an exemption from the Investment Company Act provided for certain structured financing vehicles that pool income-producing assets and issue securities backed by those assets. Such structured financings may not engage in portfolio management practices resembling those employed by mutual funds. Accordingly, each Taberna CDO subsidiary that relies on Rule 3a-7 is subject to an indenture which contains specific guidelines and restrictions limiting the discretion of the CDO issuer. In particular, the indenture prohibits the CDO issuer from acquiring and disposing of assets primarily for the purpose of recognizing gains or decreasing losses resulting from market value changes. Certain sales and purchases of assets, such as dispositions of collateral that has gone into default or is at risk of imminent default, may be made so long as they do not violate the guidelines contained in each indenture and are not based primarily on changes in market value. The proceeds of permitted dispositions may be reinvested in collateral that is consistent with the credit profile of the CDO under specific and predetermined guidelines. In addition, absent obtaining further guidance from the SEC, substitutions of assets may not be made solely for the purpose of enhancing the investment returns of the holders of the equity securities issued by the CDO issuer. As a result of these restrictions, Taberna’s CDO subsidiaries may suffer losses on their assets and Taberna may suffer losses on its investments in its CDO subsidiaries.

Taberna’s subsidiaries that hold real estate assets (e.g., Taberna Realty Holdings Trust and the mortgage loan securitization trusts that are wholly owned by Taberna Loan Holdings I, LLC) rely on the exemption from registration provided by Section 3(c)(5)(C) of the Investment Company Act because each of these entities owns legal title to whole residential mortgage loans.

The restrictions of Section 3(c)(5)(C) will limit the ability of these subsidiaries to invest directly in TruPS, mortgage-backed securities that represent less than the entire ownership in a pool of mortgage loans, unsecured debt and preferred securities issued by REITs and real estate companies or in assets not related to real estate. As of the date of this Current Report on Form 8-K, Taberna Realty Holdings Trust’s assets consist exclusively of whole residential mortgage loans to which it has legal title. Taberna Loan Holdings I, LLC’s investments consist exclusively of its holdings in the securities of five wholly-owned subsidiaries. Each of these subsidiaries’ assets consists exclusively of whole residential mortgage loans to which it has legal title and the unilateral right to foreclose. We believe that each of these entities is exempt from registration as an investment company pursuant to Section 3(c)(5)(C) under the Investment Company Act. Taberna’s subsidiaries that engage in operating businesses (e.g., Taberna Securities and Taberna Capital) are not subject to the Investment Company Act. To the extent Taberna Realty Holdings Trust, Taberna Loan Holdings I, LLC or another subsidiary of Taberna invests in other types of assets such as RMBS, CMBS and mezzanine loans, we will not treat such assets as qualifying real estate assets for purposes of determining the subsidiary’s eligibility for the exemption provided by Section 3(c)(5)(C) unless such treatment is consistent with the guidance of the SEC as set forth in non-action letters, interpretative guidance or an exemptive order.

If the combined value of the investment securities issued to Taberna by its subsidiaries that are excepted by Section 3(c)(1) or 3(c)(7) of the Investment Company Act, together with any other investment securities Taberna may own, exceeds 40% of Taberna’s total assets on an unconsolidated basis, Taberna may be required either (a) to substantially change the manner in which Taberna conducts its operations or (b) to rely on Section 3(c)(1) or 3(c)(7) to avoid having to register as an investment company, either of which could have an adverse effect on Taberna and us. If Taberna were to rely on Section 3(c)(1) or 3(c)(7), then we would no longer comply with our own exemption from registration as an investment company.

None of RAIT, RAIT Partnership or Taberna has received a no-action letter from the SEC regarding whether it complies with the Investment Company Act or how its investment or financing strategies fit within the exclusions from regulation under the Investment Company Act that it is using. To the extent that the SEC provides more specific or different guidance regarding, for example, the treatment of assets as qualifying real estate assets or real estate-related assets, we may be required to adjust these investment and financing strategies accordingly. Any additional guidance from the SEC could provide additional flexibility to us and Taberna, or it could further inhibit the ability of Taberna and our combined company to pursue our respective investment and financing strategies which could have a material adverse effect on us.

Other Regulatory and Legal Risks of Our and Taberna’s Business

Taberna may become subject to liability and incur increased expenditures as a result of its prior restatement of its unaudited consolidated financial statements.

In November 2005, Taberna determined, following consultation with its independent registered public accounting firm, to correct its accounting policy with respect to the treatment of fees paid to Taberna for services rendered in structuring CDOs that Taberna consolidates as part of its financial statements and, in connection with this correction, to restate its unaudited financial statements for the period from April 28, 2005 through June 30, 2005. Under Taberna’s corrected accounting policy, Taberna eliminates in consolidation both the fees paid to Taberna by consolidated CDO issuers for structuring services and the deferred costs associated with those fees. Prior to this determination, Taberna had made available, to purchasers in its second private placement, which closed in August 2005, and on its website, unaudited financial statements for the period ended June 30, 2005 that included in consolidation these fees and associated deferred costs.

The effects of this correction of Taberna’s policy are that Taberna neither recognizes CDO structuring fees as revenue nor does Taberna record the associated deferred costs as an asset that would have been amortized as interest expense over the estimated life of the respective consolidated CDO, although Taberna Capital will be subject to income taxes on structuring fees in the year in which the fees are received. The restatement decreased Taberna’s net income for the period ended June 30, 2005 from net income of $0.24 per common share to a net loss of $0.04 per common share, but it did not impact its taxable income.

The restatement of Taberna’s previously issued financial statements could expose us or Taberna to liabilities if we or Taberna were unable to successfully defend any claims relating to such restatement brought against Taberna. For example, purchasers in Taberna’s second private placement, or qualified institutional buyers that purchased Taberna’s shares in the PORTAL Market®, during the period when Taberna’s prior financial statements were made available on its website, may seek to bring claims against Taberna or us alleging a violation of Rule 10b-5 under the Securities Exchange Act of 1934, as amended. While we would vigorously defend any claims, defense of such claims could cause the diversion of management’s attention and resources, and we could be required to pay damages to settle such claims if any such claims are not resolved in our favor. It is not possible at this time to project whether any claim will be made or the amount of liability, if any, we or Taberna might incur in connection with the restatement. Even if resolved in Taberna’s favor, such claims could cause us or Taberna to incur significant legal and other expenses. Moreover, we or Taberna may be the subject of negative publicity relating to the financial statement inaccuracies and resulting restatement and negative reactions from Taberna’s shareholders at the time, creditors or others with whom Taberna does business.

The accounting rules applicable to certain of our and Taberna’s transactions are highly complex and require the application of significant judgment and assumptions by its management. In addition, changes in accounting interpretations or assumptions could impact our financial statements. We have continued remediation efforts for deficiencies in Taberna’s internal controls over financial reporting.

Accounting rules for transfers of financial assets, hedging transactions, securitization transactions, consolidation of variable interest entities, or VIEs, and other aspects of our and Taberna’s operations are highly complex and require the application of judgment and assumptions by management. These complexities could lead to delay in preparation of financial information. In addition, changes in accounting interpretations or assumptions could impact our and Taberna’s financial statements.

In connection with its audit of Taberna’s consolidated financial statements for the year ended December 31, 2005, Taberna and its independent registered public accounting firm identified deficiencies in its internal control over financial reporting that are “material weaknesses” as defined by standards established by the Public Company Accounting Oversight Board. The deficiencies related to (i) Taberna’s and the predecessor entities’ accounting for hedging arrangements and (ii) the predecessor entities’ accounting for a tax election made by them prior to the consummation of Taberna’s initial private placement. Taberna has restated the financial statements of its predecessor entities to correct the accounting for the tax election and the hedging matter. We have engaged an unaffiliated firm that specializes in hedging activity to assist in the execution and documentation of our and Taberna’s hedging activities; however, there can be no assurance that our internal control over financial reporting will not be subject to material weaknesses in the future.

If we fail to maintain effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, the price of our common shares may be adversely affected.

We are required to maintain effective internal control over financial reporting under the Sarbanes-Oxley Act of 2002 and related regulations. As a result of our recent merger with Taberna and our commencement of new types of financing activities, evaluating and maintaining effective internal control may be more complex for us than in the past. Our management has not yet completed its evaluation of the effectiveness of our internal control over financial reporting for the fiscal year ended December 31, 2006. Management’s assessment of internal control over financial reporting may identify weaknesses or deficiencies that need to be addressed. Any material weakness in our internal control over financial reporting that needs to be addressed, disclosure of management’s assessment of our internal control over financial reporting, or disclosure of our public accounting firm’s attestation to management’s assessment of internal control over financial reporting that reports a material weakness in our internal control over financial reporting may have an adverse impact on the price of our common shares.

Taberna Securities’ failure to maintain a broker-dealer license in the various jurisdictions in which Taberna does business could have a material adverse effect on its, and therefore our, business, financial condition, liquidity and results of operations.

Taberna Securities, a wholly-owned subsidiary of Taberna, is registered as a broker-dealer with the National Association of Securities Dealers, Inc., or the NASD, and is also required to maintain licenses with state securities regulators. Failure to maintain Taberna Securities’ licenses as a broker-dealer with the NASD and applicable state regulators would prevent Taberna Securities from originating securities and supplementing Taberna’s revenue with origination fees paid to Taberna Securities by the issuers of TruPS or other securities. In that event, Taberna may need to re-engage Cohen & Company or a third-party broker-dealer to act as an originator and to permit Cohen & Company or a third-party broker-dealer to retain origination fees. If Taberna Securities is unable to receive origination fees, Taberna would have less to distribute to us.

Risks Related to Our and Taberna’s Investments

We and Taberna may not realize gains or income from investments and may realize losses.

We and Taberna seek to generate both current income and capital appreciation. However, our and Taberna’s investments may not appreciate in value and, in fact, may decline in value, and the financings that we and Taberna originate and the loans and securities in which we and Taberna invest may default on interest and/or principal payments. Accordingly, we and Taberna may not be able to realize gains or income from investments and may realize losses. Any gains that we and Taberna do realize may not be sufficient to offset any other losses we or Taberna experience. Any income that we and Taberna realize may not be sufficient to offset our and Taberna’s respective expenses.

Increases in interest could negatively affect the value of our and Taberna’s investments, which could result in reduced earnings or losses and negatively affect Taberna’s ability to pay distributions to us or our ability to pay distributions to our shareholders.

While we and Taberna seek to match-fund the interest rates of our respective assets with liabilities as much as possible, changes in the general level of interest rates may affect our respective net interest income, which is the difference between the interest income earned on our respective interest-earning assets and the interest expense incurred on our respective interest-bearing liabilities. Changes in the level of interest rates also could affect, among other things, Taberna’s ability to successfully implement its investment strategy and our ability to implement the investment strategy of our combined company. Changes in interest rates may also adversely affect the value of our assets.

Currently, U.S. interest rates remain low by historical standards. In the event of a significant rising interest rate environment and/or economic downturn, defaults on our and Taberna’s assets may increase and result in losses that would adversely affect liquidity and operating results of Taberna and our combined company. Interest rates are highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political conditions, and other factors beyond our and Taberna’s control.

Our and Taberna’s operating results depend in large part on differences between the income from our respective assets, net of credit losses, and our respective financing costs. We anticipate that, in most cases, for any period during which our and Taberna’s respective assets are not match-funded with our and Taberna’s respective liabilities, the income from such assets will respond more slowly to interest rate fluctuations than the cost of borrowings. Consequently, changes in interest rates, particularly short-term interest rates, may significantly influence our and Taberna’s net income. Increases in these rates will tend to decrease our and Taberna’s net income and the market value of our respective assets. Interest rate fluctuations resulting in our and Taberna’s interest expense exceeding interest income would result in operating losses for us and Taberna.

Most of Taberna’s investments may be recorded at fair value as determined in good faith by our management and, as a result, there may be uncertainty as to the value of these investments.

Most of Taberna’s investments may be in the form of securities that are not publicly traded. The fair value of securities and other investments that are not publicly traded may not be readily determinable. We will value these investments quarterly at fair value as determined in good faith by our management. Because such valuations are inherently uncertain, may fluctuate over short periods of time and may be based on estimates, our determinations of fair value may differ materially from the values that would have been used if a ready market for these securities existed. The value of these securities and other investments could be adversely affected if our determinations regarding the fair value of these securities and other investments are materially higher than the values that we ultimately realize upon their disposal.

The lack of liquidity in Taberna’s investments may adversely affect its business.

Taberna makes investments in securities issued by private companies and other illiquid investments. A portion of these securities may be subject to legal and other restrictions on resale or will otherwise be less liquid than publicly traded securities. The illiquidity of Taberna’s investments may make it difficult for Taberna to sell such investments if the need arises.

A prolonged economic slowdown, a recession or declining real estate values could impair our and Taberna’s investments and harm our and Taberna’s respective operating results.

Many of our and Taberna’s investments may be susceptible to economic slowdowns or recessions, which could lead to financial losses in our and Taberna’s respective investments and a decrease in revenues, net income and assets. Unfavorable economic conditions also could increase our and Taberna’s funding costs, limit our and Taberna’s access to the capital markets or result in a decision by lenders not to extend credit to us or Taberna. These events could prevent us or Taberna from increasing investments and harm our and Taberna’s respective operating results.

Taberna’s investment portfolio of residential mortgage loans has, and its future investments may have, material geographic concentrations. Any adverse market or economic conditions in those regions may have a disproportionately adverse effect on the ability of Taberna’s customers to make their loan payments.

Taberna owns, and in the future may acquire, investments that have material geographic concentrations. As of September 30, 2006, approximately 43% of Taberna’s investment portfolio of residential mortgage loans, based on outstanding principal balances, represented loans secured by properties located in California. Adverse market or economic conditions in a particular state or regions where Taberna has significant investments may disproportionately increase the risk that borrowers in that region are unable to make their mortgage payments. In addition, the market value of the real estate securing those mortgage loans could be adversely affected by adverse market and economic conditions in that region. The properties securing Taberna’s loans may be adversely affected by natural disasters directly or indirectly, such as earthquakes, wildfires, floods, mudslides and these natural disasters may have a disproportionately adverse effect if they occur in states in which Taberna has a high concentration of loans. Any sustained period of increased payment delinquencies, foreclosures or losses caused by adverse market or economic conditions or natural disasters in that state or geographic region could adversely affect Taberna’s net interest income from loans in its investment portfolio and its ability to make distributions to RAIT.

Lack of geographic diversification exposes our investments to a higher risk of loss from regional economic factors.

We generally invest in real estate located in mature markets in the Northeast, Mid-Atlantic, Central, Southeast and West regions. This lack of geographic diversification may make our real estate investment portfolio more sensitive to economic developments within a regional area, which may result in reduced rates of return or higher rates of default than might be incurred with a more geographically diverse investment portfolio.

Preferred equity investments in REITs and real estate operating companies may involve a greater risk of loss than traditional debt financing and specific risks relating to particular issuers.

Taberna may invest in preferred securities, other than TruPS, of REITs and real estate operating companies, depending upon its ability to finance such assets directly or indirectly in accordance with its financing strategy. Preferred equity investments involve a higher degree of risk than traditional debt financing due to a variety of factors, including that such investments are subordinate to debt and are not secured by property underlying the investment. Furthermore, should an issuer of preferred equity default on Taberna’s investment, Taberna would only be able to proceed against the issuer, and not the property owned by the issuer and underlying its investment. In most cases, a preferred equity holder has no recourse against an issuer for a failure to pay stated dividends; rather, unpaid dividends typically accrue and the preferred shareholder maintains a liquidation preference in the event of a liquidation of the issuer of the preferred securities. There can be no assurance that an issuer would have sufficient assets to satisfy any liquidation preference to which Taberna may be entitled. As a result, Taberna may not recover some or all of its investments in preferred equity securities.

Taberna’s investments in REIT securities involve special risks relating to the particular REIT issuer of the securities, including the qualification of the issuer as a REIT, and the financial condition and business outlook of the issuer. Investments in preferred equity securities of REITs would represent qualifying real estate assets for purposes of the REIT asset tests Taberna must meet on a quarterly basis and would generate income which represents qualifying income for purposes of the 75% REIT gross income test which Taberna must meet on an annual basis in order to maintain its qualification as a REIT, but only if the issuer of those securities is itself a qualified REIT. If the issuer fails to maintain its qualification as a REIT, the securities issued by that issuer will no longer be qualifying real estate assets, and the income will no longer be qualifying income for purposes of the 75% REIT gross income test, in each case for purposes of maintaining Taberna’s REIT qualification, subjecting Taberna’s REIT qualification to risk.

Taberna’s investments in unsecured REIT securities are subject to the risks of investing in subordinated real estate-related securities, which may result in losses to Taberna and therefore, to us.

REITs generally are required to invest substantially in operating real estate or real estate-related assets and are subject to the inherent risks associated with real estate-related investments. Taberna’s investments in TruPS and other REIT securities are also subject to the risks described below with respect to mortgage-backed securities and similar risks, including (i) risks of delinquency and foreclosure, and the resulting risks of loss, (ii) the dependence upon the successful operation of and net income from real property, (iii) risks generally incident to interests in real property, and (iv) risks that may be presented by the type and use of a particular property. Unsecured REIT securities are generally subordinated to other obligations of the issuer and are not secured by property underlying the investment.

Investments in REIT securities are also subject to risks of: (i) limited liquidity in the secondary trading market, (ii) substantial market price volatility resulting from changes in prevailing interest rates, (iii) subordination to the prior claims of banks and other senior lenders to the issuer, (iv) the operation of mandatory sinking fund or call/redemption provisions during periods of declining interest rates that could cause the issuer to reinvest premature redemption proceeds in lower yielding assets, (v) the possibility that earnings of the REIT issuer may be insufficient to meet its debt service and dividend obligations and (vi) the declining creditworthiness and potential for insolvency of the issuer of such REIT securities during periods of rising interest rates and economic downturn. These risks may adversely affect the value of outstanding REIT securities and the ability of the issuers of such securities to repay principal and interest or make dividend payments.

Our and Taberna’s investments in the equity securities of CDOs involve significant risks, including that CDO equity holders receive distributions from the CDO only if the CDO generates enough income to first pay the holders of its debt securities and its expenses.

We and Taberna currently invest in the equity securities of CDOs, and we and Taberna may invest in the equity securities of other CDOs. A CDO is a special purpose vehicle that purchases collateral (such as bank loans or asset-backed securities) that is expected to generate a stream of interest or other income. The CDO issues various classes of securities that participate in that income stream, typically one or more classes of debt instruments and a class of equity securities. The equity holder is usually entitled to all of the income generated by the CDO after the CDO pays all of the interest and principal due on the debt securities and its expenses. However, little or no income will be available to the holders of the CDO equity if there are defaults by the issuers of the underlying collateral and those defaults exceed a certain amount. If sufficient defaults occur, the value of our or Taberna’s respective investments in the CDO’s equity could decrease substantially or be eliminated entirely. In addition, the equity securities of CDOs are generally illiquid, and because these equity securities represent a leveraged investment in the CDO’s assets, the value of the equity securities will generally have greater fluctuations than the values of the underlying collateral.

Our and Taberna’s investments in CDOs and other securitizations are exposed to greater uncertainty and risk of loss than investments in higher grade securities in these CDOs and securitizations.

When we or Taberna securitize assets such as commercial mortgage loans, mezzanine loans, TruPS and residential mortgage loans, the various tranches of investment grade and non-investment grade debt obligations and equity securities have differing priorities and rights to the cash flows of the underlying assets being securitized. We and Taberna structure our respective CDOs and other securitization transactions to enable us and Taberna to place debt and equity securities with investors in the capital markets at various pricing levels based on the credit position created for each tranche of debt and equity securities. The higher rated debt tranches have priority over the lower rated debt securities and the equity securities issued by the particular securitization vehicle to payments of interest and principal using the cash flows from the collateral assets. The relative cost of capital increases as each tranche of capital becomes further subordinated, as does the associated risk of loss if cash flows from the assets are insufficient to repay fully interest and principal or pay dividends.

Since we and Taberna invest in the “BBB,” “BB,” “B” and unrated debt and equity classes of CDOs and other securitizations, we and Taberna are in a “first loss” position because the rights of the securities that we and Taberna hold are subordinate in right of payment and in liquidation to the rights of higher rated debt securities issued by the securitization vehicles. Accordingly, we and Taberna may incur significant losses when investing in these securities. These investments bear a greater risk of loss than the senior debt securities that have been sold to third-party investors in each of our and Taberna’s CDOs and other securitizations. In the event of default, we and Taberna may not be able to recover all of our respective investments in these securities. In addition, we and Taberna may experience significant losses if the underlying portfolio has been overvalued or if the values subsequently decline and, as a result, less collateral is available to satisfy interest, principal and dividend payments due on the related securities. The prices of lower credit quality securities are generally less sensitive to interest rate changes than higher rated investments, but are more sensitive to economic downturns or developments specific to a particular issuer. An economic downturn, for example, could cause a decline in the price of lower credit quality securities because the ability of obligors on the underlying assets to make principal, interest and dividend payments may be impaired. In such an event, existing credit support in the securitization structure may be insufficient to protect Taberna and us against loss of our or Taberna’s investments in these securities.

Prepayment rates on TruPS, mortgage loans or mortgage-backed securities could negatively affect the value of Taberna’s investments, which could result in reduced earnings or losses and negatively affect Taberna’s ability to pay distributions to us and our ability to pay distributions to our shareholders.

The value of the TruPS, mortgage loans, mezzanine loans, mortgage-backed securities and, possibly, other securities in which we or Taberna invest may be adversely affected by prepayment rates. For example, higher than expected prepayment rates will likely result in interest-only securities retained by us or Taberna in the mortgage loan securitizations and securities that we or Taberna acquire at a premium to diminish in value. Prepayment rates are influenced by changes in current interest rates and a variety of economic, geographic and other factors beyond our and Taberna’s control, and consequently, such prepayment rates cannot be predicted with certainty.

Borrowers tend to prepay their financings faster when interest rates decline. In these circumstances, we or Taberna would have to reinvest the money received from the prepayments at the lower prevailing interest rates. Conversely, borrowers tend not to prepay on their financings when interest rates increase. Consequently, we or Taberna would be unable to reinvest money that would have otherwise been received from prepayments at the higher prevailing interest rates. This volatility in prepayment rates may affect our or Taberna’s ability to maintain targeted amounts of leverage on our and Taberna’s respective investment portfolios, and may result in reduced earnings or losses for us or Taberna and negatively affect Taberna’s ability to pay distributions to us and our ability to pay distributions to our shareholders.

The guarantees of principal and interest related to the mortgage-backed securities in which Taberna may invest provided by the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation or the Government National Mortgage Association do not protect investors against prepayment risks.

The mortgage loans in which we and Taberna invest and the mortgage loans underlying the mortgage and asset-backed securities in which Taberna invests are subject to delinquency, foreclosure and loss, which could result in losses to us or Taberna that may result in reduced earnings or losses and negatively affect Taberna’s ability to pay distributions to us and our ability to pay distributions to our shareholders.

Taberna holds substantial amounts of investments in residential mortgage loans. Residential mortgage loans are secured by single-family residential property and are subject to risks of delinquency, foreclosure and loss. The ability of a borrower to repay a loan secured by a residential property is dependent upon the income or assets of the borrower. A number of factors, including a general economic downturn, acts of God, terrorism, social unrest and civil disturbances, may impair borrowers’ abilities to repay their loans. Asset-backed securities are bonds or notes backed by loans and/or other financial assets. The ability of a borrower to repay these loans or other financial assets is dependent upon the income or assets of these borrowers.

Both we and Taberna hold substantial portfolios of commercial mortgage loans and CMBS, which are secured by multi-family or commercial property and are subject to risks of delinquency and foreclosure, and risks of loss that are greater than similar risks associated with loans made on the security of single-family residential property. The ability of a borrower to repay a loan secured by an income-producing property typically depends primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Net operating income of an income-producing property can be affected by, among other things: tenant mix, success of tenant businesses, property management decisions, property location and condition, competition from comparable types of properties, changes in laws that increase operating expense or limit rents that may be charged, any need to address environmental contamination at the property, the occurrence of any uninsured casualty at the property, changes in national, regional or local economic conditions and/or specific industry segments, declines in regional or local real estate values, declines in regional or local rental or occupancy rates, increases in interest rates, real estate tax rates and other operating expenses, changes in governmental rules, regulations and fiscal policies, including environmental legislation, acts of God, terrorism, social unrest and civil disturbances.

In the event of any default under a mortgage loan held directly by us or Taberna, we or Taberna will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on its cash flow from operations. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law.

Foreclosure of a mortgage loan can be an expensive and lengthy process, which could have a substantial negative effect on our or Taberna’s anticipated return on the foreclosed mortgage loan. RMBS evidence interests in or are secured by pools of residential mortgage loans and CMBS evidence interests in or are secured by a single commercial mortgage loan or a pool of commercial mortgage loans. Accordingly, the mortgage-backed securities in which Taberna invests are subject to all of the risks of the underlying mortgage loans. In addition, residential mortgage borrowers are not typically prevented by the terms of their mortgage loans from prepaying their loans in whole or in part at any time. Borrowers prepay their mortgages for many reasons, but typically, when interest rates decline, borrowers tend to prepay at faster rates. To the extent that the underlying residential mortgage borrowers in any of Taberna’s mortgage loan pools or the pools underlying any of its mortgage-backed securities prepay their loans, Taberna will likely receive funds that will have to be reinvested, and Taberna may need to reinvest those funds at less desirable rates of return.

Although we and Taberna intend to focus on real estate-related asset-backed securities, there can be no assurance that we or Taberna will not invest in other types of asset-backed securities to the extent such investments would be consistent with maintaining our qualification, or Taberna’s qualification, as a REIT.

We and Taberna may be exposed to environmental liabilities with respect to properties to which we or Taberna take title.

In the ordinary course of business, we or Taberna may take title to real estate, and, if we or Taberna do take title, we or Taberna could be subject to environmental liabilities with respect to these properties. In such a circumstance, we or Taberna may be held liable to a governmental entity or to third parties for property damage, personal injury, investigation, and clean-up costs incurred by these parties in connection with environmental contamination, or may be required to investigate or clean up hazardous or toxic substances, or chemical releases at a property. The costs associated with investigation or remediation activities could be substantial. If we or Taberna ever become subject to significant environmental liabilities, the business, financial condition, liquidity and results of operations of Taberna and RAIT could be materially and adversely affected.

Investments in mezzanine loans involve greater risks of loss than senior loans secured by income-producing properties.

We and Taberna invest in mezzanine loans that take the form of subordinated loans secured by second mortgages on the underlying property or loans secured by a pledge of the ownership interests of either the entity owning the property or a pledge of the ownership interests of the entity that owns the interest in the entity owning the property. These mezzanine loans may also be subject to other forms of subordination. These types of investments involve a higher degree of risk than long-term senior mortgage lending secured by income producing real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we or Taberna may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy its mezzanine loan. If a borrower defaults on a mezzanine loan or debt senior to such a loan, or in the event of a borrower bankruptcy, the second mortgage or mezzanine loan will be satisfied only after the senior debt. As a result, we or Taberna may not recover some or all of our and Taberna’s respective investments. In addition, second mortgages and mezzanine loans may have higher loan-to-value ratios than conventional first mortgage loans, resulting in less equity in the property and increasing the risk of loss of principal.

Our and Taberna’s acquisition of investments denominated or payable in foreign currencies may affect both our and Taberna’s revenues, operating margins and distributions and may also affect the book value of each of our and Taberna’s assets and shareholders’ equity.

Our and Taberna’s investment strategy involves, and we expect that our and Taberna’s investment strategy in the future will involve, acquiring investments denominated or payable in foreign currencies. As a result, changes in the relation of any such foreign currency to the U.S. dollar may affect both our and Taberna’s revenues, operating margins and distributions and may also affect the book value of each of our and Taberna’s assets and shareholders’ equity. We and Taberna may engage in direct hedging activities to mitigate the risks of exchange rate fluctuations. If we or Taberna were to engage in foreign currency exchange rate hedging activities, any income recognized with respect to these hedges (as well as any unhedged foreign currency gain recognized with respect to changes in exchange rates) will generally not qualify as eligible income for purposes of either the 75% gross income text or the 95% gross income test that we must satisfy annually in order to qualify as a REIT.

Changes in foreign currency exchange rates used to value a REIT’s foreign assets may be considered changes in the value of the REIT’s assets. These changes could cause either or both of us and Taberna to be unable to qualify as a REIT. Further, bank accounts in foreign currencies which are not considered cash or cash equivalents could also cause us or Taberna to be unable to qualify as a REIT.

Our international investing strategy will subject us and Taberna to risks related to adverse political and economic developments, differing laws regarding a lender’s or property owner’s rights and its ability to enforce its rights, availability of financial information conforming to U.S. accounting standards, and the tax treatment of investments, any of which may impair our or Taberna’s operations or ability to make distributions.

Additionally, foreign real estate investments involve certain risks not generally associated with investments in the United States. These risks include unexpected changes in regulatory requirements, political and economic instability in some geographic locations, potential imposition of adverse or confiscatory taxes, possible challenges to the tax treatment of an investment that could change the treatment from what we expected at the time of investments, possible currency transfer restrictions, expropriation, the difficulty in enforcing obligations in other countries and the burden of complying with a wide variety of foreign laws. Each of these risks might impair our or Taberna’s performance and reduce or eliminate our or Taberna’s ability to make distributions. In addition, there is typically less publicly available information about foreign companies and a lack of uniform financial accounting standards and practices (including the availability of information in accordance with accounting principles generally accepted in the United States) which could impair our or Taberna’s ability to analyze transactions and receive the timely and accurate financial information we each need to monitor the performance of our investments and to meet our reporting obligations to financial institutions or regulatory agencies, such as the SEC.

We and Taberna may enter into derivative contracts that could expose us or Taberna to contingent liabilities in the future.

Part of our and Taberna’s investment strategy involves entering into derivative contracts like the interest rate swaps we and Taberna use to limit our respective exposure to interest rate movements. Most of our and Taberna’s derivative contracts require us and Taberna, as applicable, to fund cash payments upon the early termination of a derivative agreement caused by an event of default or other early termination event. The amount due would be equal to the unrealized loss of the open swap positions with the respective counterparty and could also include other fees and charges. In addition, some of these derivative arrangements require that we or Taberna, as applicable, maintain specified percentages of cash collateral with the counterparty to fund potential liabilities under the derivative contract. We or Taberna may have to make cash payments in order to maintain the required percentage of collateral with the counterparty. These economic losses would be reflected in our and Taberna’s results of operations, and our and Taberna’s respective ability to fund these obligations would depend on the liquidity of our and Taberna’s respective assets and access to capital at the time. The need to fund these obligations could adversely impact our and Taberna’s financial condition.

Our and Taberna’s due diligence may not reveal all of an entity’s liabilities and may not reveal other weaknesses in the entity’s business.

Before originating a loan or investment for, or making a loan to or investment in, an entity, we and Taberna will assess the strength and skills of the entity’s management and other factors that we believe will determine the success of the loan or investment. In making the assessment and otherwise conducting customary due diligence, we and Taberna expect to rely on the available resources and, in some cases, an investigation by third parties. This process is particularly important and subjective with respect to newly organized entities because there may be little or no information publicly available about the entities. As a result, there can be no assurance that the due diligence processes we or Taberna conduct will uncover all relevant facts or that any investment will be successful.

Tax Risks

Taberna may fail to qualify as a REIT, in which case we also would very likely fail to qualify as a REIT, and such failure to qualify would have significant adverse consequences on the value of our common shares. In addition, if Taberna or RAIT fails to qualify as a REIT, such entity’s dividends will not be deductible, and the entity will be subject to corporate-level tax on its net taxable income, which would reduce the cash available to make distributions.

Taberna believes that it has been organized and operated in a manner that will allow it to qualify as a REIT. Taberna has not requested and does not plan to request a ruling from the IRS that it qualifies as a REIT and any statements in RAIT’s filings with the SEC are not binding on the IRS or any court. Qualification as a REIT involves the application of highly technical and complex Internal Revenue Code provisions, for which there are only limited judicial and administrative interpretations. The determination of various factual matters and circumstances not entirely within Taberna’s control may also affect its ability to qualify as a REIT. In order to qualify as a REIT, Taberna must satisfy a number of requirements, including requirements regarding the composition of its assets and sources of its gross income. Also, Taberna must make distributions to RAIT aggregating annually at least 90% of Taberna’s net taxable income, excluding net capital gains. In addition, Taberna’s ability to satisfy the requirements to qualify as a REIT depends in part on the actions of third parties over which Taberna has no control or limited influence, including in cases where Taberna owns an equity interest in an entity that is classified as a partnership or REIT for U.S. federal income tax purposes. As an example, to the extent Taberna invests in preferred equity securities of other REIT issuers, its qualification as a REIT will depend upon the continued qualification of such issuers as REITs under the Internal Revenue Code. Accordingly, unlike other REITs, Taberna may be subject to additional risk regarding its ability to qualify and maintain its qualification as a REIT. There can be no assurance that Taberna will be successful in operating in a manner that will allow it to qualify as a REIT. In addition, legislation, new regulations, administrative interpretations or court decisions may adversely affect Taberna’s investors, Taberna’s ability to qualify as a REIT or the desirability of an investment in a REIT relative to other investments.

If Taberna fails to qualify as a REIT, then we also would very likely fail to qualify as a REIT, because Taberna common and preferred shares make up a significant portion of our total assets and because we will likely receive substantial dividend income from Taberna.

If Taberna or RAIT fails to qualify as a REIT or loses its qualification as a REIT at any time, it will face serious tax consequences that would substantially reduce the funds available for distribution to its shareholders (in the case of Taberna, including RAIT) for each of the years involved because:

•	Taberna or RAIT would not be allowed a deduction for distributions to its shareholders in computing taxable income and would be subject to U.S. federal income tax at regular corporate rates;

•	Taberna or RAIT also could be subject to the U.S. federal alternative minimum tax and possibly increased state and local taxes; and

•	unless statutory relief provisions apply, Taberna or RAIT could not elect to be taxed as a REIT for four taxable years following the year of disqualification.

In addition, if Taberna or RAIT fails to qualify as a REIT, such entity will not be required to make distributions to its shareholders (in the case of Taberna, including RAIT), and all distributions to shareholders will be subject to tax as regular corporate dividends to the extent of current and accumulated earnings and profits. Moreover, if Taberna or RAIT fails to qualify as a REIT, any taxable mortgage pool securitizations will be treated as separate taxable corporations for U.S. federal income tax purposes.

Complying with REIT requirements may cause us or Taberna to forgo otherwise attractive opportunities.

To qualify as a REIT, we and Taberna must continually satisfy various tests regarding sources of income, nature and diversification of assets, amounts distributed to shareholders and the ownership of common shares. In order to satisfy these tests, we and Taberna may be required to forgo investments that might otherwise be made. Accordingly, compliance with the REIT requirements may hinder our or Taberna’s investment performance.

In particular, at least 75% of each of our and Taberna’s total assets at the end of each calendar quarter must consist of real estate assets, government securities, and cash or cash items. For this purpose, “real estate assets” generally include interests in real property, such as land, buildings, leasehold interests in real property, stock of other entities that qualify as REITs, interests in mortgage loans secured by real property, investments in stock or debt instruments during the one-year period following the receipt of new capital and regular or residual interests in a real estate mortgage investment conduit, or REMIC. In addition, the amount of securities of a single issuer that each of we and Taberna hold must generally not exceed either 5% of the value of such issuer’s gross assets or 10% of the vote or value of such issuer’s outstanding securities.

Certain of the assets that we or Taberna hold or intend to hold, including TruPS and unsecured loans to REITs or other entities, will not be qualified real estate assets for the purposes of the REIT asset tests. In addition, although preferred equity securities of REITs (which would not include TruPS) should generally be treated as qualified real estate assets, this will require that (i) they are treated as equity for U.S. tax purposes, and (ii) their issuers maintain their qualification as REITs. CMBS and RMBS securities should generally qualify as real estate assets. However, to the extent that we or Taberna own non-REMIC collateralized mortgage obligations or other debt instruments secured by mortgage loans (rather than by real property) or secured by non-real estate assets, or debt securities issued by corporations that are not secured by mortgages on real property, those securities will likely not be qualifying real estate assets for purposes of the REIT asset tests.

We or Taberna generally will be treated as the owner of any assets that collateralize a securitization transaction to the extent that we or Taberna retain all of the equity of the securitization vehicle and do not make an election to treat such securitization vehicle as a TRS, as described in further detail below.

As noted above, in order to comply with the REIT asset tests and 75% gross income test, at least 75% of each of our and Taberna’s total assets and 75% of gross income must be derived from qualifying real estate assets, whether or not such assets would otherwise represent our or Taberna’s best investment alternative. For example, since neither TruPS nor equity in corporate entities that hold TruPS, such as CDOs, will be qualifying real estate assets, Taberna (and we, to the extent that we invest in such assets) must hold substantial investments in qualifying real estate assets, including mortgage loans and CMBS and RMBS securities, which typically have lower yields than TruPS.

A REIT’s net income from prohibited transactions is subject to a 100% penalty tax. In general, prohibited transactions are sales or other dispositions of property, other than foreclosure property, but including any mortgage loans, held in inventory or primarily for sale to customers in the ordinary course of business. The prohibited transaction tax may apply to any sale of assets to a CDO and to any sale of CDO securities, and therefore may limit our and Taberna’s ability to sell assets to or equity in CDOs and other assets.

It may be possible to reduce the impact of the prohibited transaction tax and the holding of assets not qualifying as real estate assets for purposes of the REIT asset tests by conducting certain activities, holding non-qualifying REIT assets or engaging in CDO transactions through our or Taberna’s TRSs, subject to certain limitations as described below. To the extent that we or Taberna engage in such activities through TRSs, the income associated with such activities may be subject to full U.S. federal corporate income tax.

Each of our and Taberna’s qualifications as a REIT and exemption from U.S. federal income tax with respect to certain assets may be dependent on the issuers of the REIT securities in which we and Taberna invest maintaining their REIT qualification and the accuracy of legal opinions rendered to or statements made by the issuers of securities, including CDOs, in which we and Taberna invest.

When purchasing securities issued by REITs, we and Taberna may rely on opinions of counsel for the issuer of such securities, or statements made in related offering documents, for purposes of determining whether such issuer qualifies as a REIT for U.S. federal income tax purposes and whether such securities represent debt or equity securities for U.S. federal income tax purposes, and therefore to what extent those securities constitute REIT real estate assets for purposes of the REIT asset tests and produce income which qualifies under the 75% REIT gross income test. In addition, when purchasing CDO equity, we and Taberna may rely on opinions of counsel regarding the qualification of the CDO for exemption from U.S. corporate income tax. The inaccuracy of any such opinions or statements may adversely affect our or Taberna’s REIT qualification and/or result in significant corporate-level tax. In addition, if the issuer of any REIT equity securities in which we or Taberna invest were to fail to maintain its qualification as a REIT, the securities of such issuer held by us or Taberna will fail to qualify as real estate assets for purposes of maintaining REIT qualification and the income generated by such securities will not represent qualifying income for purposes of the 75% REIT gross income test and therefore could cause us or Taberna to fail to qualify as a REIT.

Taberna owns, and we may in the future own, interests in “taxable mortgage pools,” which may subject us to U.S. federal income tax, increase the tax liability of our shareholders and limit the manner in which we and Taberna effect securitizations.

Taberna has entered, and will likely continue to enter, and we may enter, into transactions that result in us or Taberna or a portion of our or Taberna’s assets being treated as a “taxable mortgage pool” for U.S. federal income tax purposes. Specifically, Taberna has securitized portfolios of mortgage loans and will likely in the future securitize RMBS or CMBS assets that Taberna acquires and such securitizations will result in Taberna owning interests in a taxable mortgage pool. Taberna has entered, and expect to continue to enter, and we may enter, into such transactions at the REIT level. To the extent that all or a portion of us or Taberna is treated as a taxable mortgage pool, or we or Taberna make investments or enter into financing and securitization transactions that give rise to us or Taberna being considered to own an interest in one or more taxable mortgage pools, a portion of net taxable income may be characterized as “excess inclusion income” and allocated to Taberna’s shareholders or our shareholders, generally in the same manner as if the taxable mortgage pool were a REMIC. Excess inclusion income is an amount, with respect to any calendar quarter, equal to the excess, if any, of (i) income allocable to the holder of a residual interest in a REMIC, during such calendar quarter over (ii) the sum of amounts allocated to each day in the calendar quarter equal to its ratable portion of the product of (a) the adjusted issue price of the interest at the beginning of the quarter multiplied by (b) 120% of the long-term federal tax rate (determined on the basis of compounding at the close of each calendar quarter and properly adjusted for the length of such quarter). The U.S. Treasury Department has issued guidance on the tax treatment of shareholders of a REIT that owns an interest in a taxable mortgage pool. Shareholders should be aware that we and Taberna expect to engage in transactions that will likely result in a significant portion of Taberna’s dividend income to us, and of our income from any taxable mortgage pool in which we own interests, being considered excess inclusion income.

We are taxed at the highest corporate income tax rate on the excess inclusion income arising from a taxable mortgage pool that is allocable to the percentage of our shares held by “disqualified organizations,”

which are generally certain cooperatives, governmental entities and tax-exempt organizations that are exempt from tax on unrelated business taxable income, or UBTI, under Section 512 of the Internal Revenue Code. We believe that disqualified organizations own and will continue to own our shares. Because this tax would be imposed on us, all of our shareholders, including shareholders that are not disqualified organizations, would bear a portion of the tax cost associated with the classification of us or Taberna or a portion of our or its assets as a taxable mortgage pool.

If a shareholder is a tax-exempt entity and not a disqualified organization, then this excess inclusion income would be fully taxable as UBTI. If a shareholder is a foreign person, it would be subject to U.S. federal income tax withholding on this income without reduction or exemption pursuant to any otherwise applicable income tax treaty. If the shareholder is a REIT, regulated investment company (“RIC”), common trust fund or other pass-through entity, its allocable share of excess inclusion income would be considered excess inclusion income of such entity and such entity will be subject to tax at the highest corporate tax rate on any excess inclusion income allocated to its owners that are disqualified organizations. In addition, to the extent Taberna or RAIT realizes excess inclusion income and allocates it to shareholders, this income cannot be offset by net operating losses of its shareholders.

Moreover, if we or Taberna sell equity interests in a taxable mortgage pool securitization (or debt securities that might be considered to be equity interests for tax purposes), such securitization would be treated as a separate corporation for U.S. federal income tax purposes, and would potentially be subject to corporate income tax. In addition, this characterization would alter our or Taberna’s REIT income and asset test calculations and would adversely affect compliance with those requirements. The tax consequences of such a characterization could effectively prevent us or Taberna from using certain techniques to maximize returns from securitization transactions.

Finally, if we or Taberna fail to qualify as a REIT, these taxable mortgage pool securitizations will be treated as separate taxable corporations for U.S. federal income tax purposes.

We or Taberna may lose our or its REIT qualification or be subject to a penalty tax if the Internal Revenue Service, or IRS, successfully challenges our or its characterization of income from foreign TRSs which are CDOs.

We and Taberna are required to include in income, in certain cases, even without the receipt of actual distributions, earnings from foreign TRSs which are CDOs or other foreign corporations that are not qualified REIT subsidiaries. Taberna treats, and we intend to treat, certain of these income inclusions as qualifying income for purposes of the 95% gross income test applicable to REITs but not for purposes of the REIT 75% gross income test. The provisions that set forth what income is qualifying income for purposes of the 95% gross income test provide that gross income derived from dividends, interest and certain other classes of passive income qualify for purposes of the 95% gross income test. Income inclusions from equity investments in our and Taberna’s foreign TRSs are technically neither dividends nor any of the other enumerated categories of income specified in the 95% gross income test for U.S. federal income tax purposes, and there is no clear precedent with respect to the qualification of such income. However, based on advice of counsel, we and Taberna intend to treat such inclusions, to the extent distributed by a foreign TRS in the year it was accrued, as qualifying income for purposes of the 95% gross income test. Nevertheless, because this income does not meet the literal requirements of the REIT provisions, the IRS might take the position that such income is not qualifying income. In the event that such income was determined not to qualify for the 95% gross income test, we or Taberna could fail to qualify as a REIT. Even if such income does not cause us or Taberna to fail to qualify as a REIT because of certain relief provisions, we or Taberna would be subject to a penalty tax with respect to such income because such income, together with other non-qualifying income earned by us or Taberna, has exceeded and will exceed 5% of its gross income. This penalty tax, if applicable, would be calculated by multiplying the amount by which our or Taberna’s non-qualifying income exceeds 5% of our or Taberna’s total gross income by a fraction intended to reflect our or Taberna’s profitability. Based upon our and Taberna’s current estimates of sources of income and profitability for 2006, the estimated potential amount of such tax is approximately $6.0 million. Such amount is based on current estimates and actual amounts, if any, will depend upon our and Taberna’s investments, sources of income and profitability in any particular year. In addition, if such income was determined not to qualify for the 95% gross income test, we or Taberna would need to invest in sufficient qualifying assets, or sell some interests in foreign TRSs which are CDOs or other foreign corporations that are not qualified REIT subsidiaries to ensure that the income recognized by us or Taberna from foreign TRSs which are CDOs or such other foreign corporations does not exceed 5% of our or Taberna’s gross income.

Taberna’s other foreign TRSs, Taberna Bermuda and Taberna Securities UK, intend to operate in a manner so that their earnings will not be required to be included in Taberna’s income until such earnings are actually distributed by such foreign TRSs. In the event the IRS were to successfully challenge such characterization of the operations of Taberna Bermuda or Taberna Securities UK, and Taberna is required to recognize income earned by Taberna Bermuda or Taberna Securities UK on a current basis or otherwise recognize additional income with respect to such TRSs, Taberna could fail to qualify as a REIT or be subject to the penalty tax described above.

The failure of a loan subject to a repurchase agreement to qualify as a real estate asset could adversely affect our or Taberna’s ability to qualify as a REIT.

Taberna has entered into and intends to enter into, and we may enter into, sale and repurchase agreements under which we or Taberna nominally sell certain mortgage assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets. We and Taberna believe that we and it will be treated for U.S. federal income tax purposes as the owners of the mortgage assets that are the subject of any such agreement notwithstanding that we or it may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we or Taberna did not own the mortgage assets during the term of the sale and repurchase agreement, in which case our or Taberna’s ability to qualify as a REIT would be adversely affected.

We and Taberna will pay taxes.

Even if we and Taberna qualify as REITs for U.S. federal income tax purposes, we and Taberna will be required to pay U.S. federal, state and local taxes on income and property. In addition, our and Taberna’s domestic TRSs are fully taxable corporations that will be subject to taxes on their income, and they may be limited in their ability to deduct interest payments made to us and Taberna. We and Taberna also will be subject to a 100% penalty tax on certain amounts if the economic arrangements among us and Taberna and TRSs are not comparable to similar arrangements among unrelated parties or if we or Taberna receives payments for inventory or property held for sale to customers in the ordinary course of business. We may be taxable at the highest corporate income tax rate on a portion of the income arising from a taxable mortgage pool that is allocable to shares held by “disqualified organizations.” In addition, under certain circumstances we or Taberna could be subject to a penalty tax for failure to meet certain REIT requirements but nonetheless maintains its qualification as a REIT. For example, we or Taberna may be required to pay a penalty tax with respect to income earned in connection with CDO equity in the event such income is determined not to be qualifying income for purposes of the REIT 95% gross income test but we or Taberna are otherwise able to remain qualified as a REIT. To the extent that we or Taberna or the TRSs are required to pay U.S. federal, state or local taxes, we or Taberna will have less to distribute to shareholders.

Failure to make required distributions would subject us or Taberna to tax, which would reduce the ability to pay distributions to our and its shareholders.

In order to qualify as a REIT, we and Taberna must distribute to our and its shareholders each calendar year at least 90% of REIT taxable income, determined without regard to the deduction for dividends paid and excluding net capital gain. To the extent that we or Taberna satisfy the 90% distribution requirement, but distribute less than 100% of net taxable income, we or Taberna will be subject to U.S. federal corporate income tax. In addition, we or Taberna will incur a 4% nondeductible excise tax on the amount, if any, by which our or its distributions in any calendar year are less than the sum of:

•	85% of ordinary income for that year;

•	95% of capital gain net income for that year; and

•	100% undistributed taxable income from prior years.

We and Taberna intend to distribute our and its net income to our and its shareholders in a manner intended to satisfy the 90% distribution requirement and to avoid both corporate income tax and the 4% nondeductible excise tax. There is no requirement that Taberna’s domestic TRSs, such as Taberna Capital, Taberna Securities and Taberna Funding, distribute their after-tax net income to Taberna and such TRSs may, to the extent consistent with maintaining Taberna’s qualification as a REIT, determine not to make any current distributions to Taberna. However, Taberna’s non-U.S. TRSs, such as Taberna Equity Funding, Ltd., and Taberna’s consolidated CDO subsidiaries (but not Taberna Bermuda or Taberna Securities UK), will generally be deemed to distribute their earnings to Taberna on an annual basis for U.S. federal income tax purposes, regardless of whether such TRSs actually distribute their earnings.

Our or Taberna’s taxable income may substantially exceed its net income as determined by GAAP because, for example, expected capital losses will be deducted in determining its GAAP net income, but may not be deductible in computing its taxable income. In addition, we or Taberna may invest in assets including the equity of CDO entities that generate taxable income in excess of economic income or in advance of the corresponding cash flow from the assets, referred to as phantom income. Although some types of phantom income are excluded to the extent they exceed 5% of our or Taberna’s net income in determining the 90% distribution requirement, Taberna will incur corporate income tax and the 4% nondeductible excise tax with respect to any phantom income items if we or Taberna do not distribute those items on an annual basis. As a result of the foregoing, we or Taberna may generate less cash flow than taxable income in a particular year. In that event, we or Taberna may be required to use cash reserves, incur debt, or liquidate non-cash assets at rates or times that we or it regard as unfavorable in order to satisfy the distribution requirement and to avoid U.S. federal corporate income tax and the 4% deductible excise tax in that year.

If our or Taberna’s CDOs or Taberna’s subsidiaries, Taberna Bermuda or Taberna Securities UK, are subject to U.S. federal income tax at the entity level, it would greatly reduce the amounts those entities would have available to distribute to us or Taberna and pay their creditors.

Taberna’s consolidated CDO subsidiaries are organized as Cayman Islands companies, and we may own similar foreign CDO’s in the future. There is a specific exemption from U.S. federal income tax for non-U.S. corporations that restrict their activities in the United States to trading stock and securities (or any activity closely related thereto) for their own account whether such trading (or such other activity) is conducted by the corporation or its employees through a resident broker, commission agent, custodian or other agent. We and Taberna intend that the consolidated CDO subsidiaries and any other non-U.S. CDOs that are TRSs will rely on that exemption or otherwise operate in a manner so that they will not be subject to U.S. federal income tax on their net income at the entity level. Taberna Bermuda is a wholly-owned subsidiary of Taberna organized under the laws of Bermuda that provides subadvisory services to Taberna Capital and receives a fee from Taberna Capital for its services. Taberna Securities UK is a wholly-owned subsidiary of Taberna organized under the laws of the United Kingdom that is expected to originate securities and to receive origination fees from issuers in connection with its origination activities. Taberna Bermuda and Taberna Securities UK intend to operate in a manner so that they will not be subject to U.S. federal income tax on their net income. If the IRS were to succeed in challenging the tax treatment of our or Taberna’s CDOs, Taberna Bermuda or Taberna Securities UK, it could greatly reduce the amount that those CDOs, Taberna Bermuda and Taberna Securities UK would have available to distribute to their shareholders and to pay to their creditors. Any reduced distributions would reduce amounts available for distribution to our shareholders.

Our and Taberna’s ownership of and relationship with TRSs will be limited, and a failure to comply with the limits would jeopardize our and its REIT qualification and may result in the application of a 100% excise tax.

A REIT may own up to 100% of the stock of one or more TRSs. A TRS may hold assets and earn income that would not be qualifying assets or income if held or earned directly by a REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. The rules also impose a 100% excise tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm’s-length basis.

Taberna Capital, Taberna Securities, Taberna Funding and any domestic TRSs that we own or that we or Taberna acquire in the future will pay U.S. federal, state and local income tax on their taxable income, and their after-tax net income will be available for distribution but will not be required to be distributed.

The value of the securities that we or Taberna hold in TRSs may not be subject to precise valuation. Accordingly, there can be no assurance that we or Taberna will be able to comply with the 20% limitation discussed above or avoid application of the 100% excise tax discussed above.

Compliance with REIT requirements may limit our and Taberna’s ability to hedge effectively.

The REIT provisions of the Internal Revenue Code limit our and Taberna’s ability to hedge mortgage-backed securities, preferred securities and related borrowings. Except to the extent provided by the regulations promulgated by the U.S. Treasury Department, or the Treasury regulations, any income from a hedging transaction we or Taberna enter into in the normal course of business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in the Treasury regulations before the close of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, will not constitute gross income for purposes of the 95% gross income test (and will generally constitute non-qualifying income for purposes of the 75% gross income test). To the extent that we or Taberna enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the gross income tests. As a result, we or Taberna might have to limit use of advantageous hedging techniques or implement those hedges through TRSs. This could increase the cost of our or Taberna’s hedging activities or expose it or us to greater risks associated with changes in interest rates than we or it would otherwise want to bear.

Taberna and RAIT may be subject to adverse legislative or regulatory tax changes that could reduce the market price of our common shares.

At any time, the U.S. federal income tax laws or regulations governing REITs or the administrative interpretations of those laws or regulations may be amended. We cannot predict when or if any new U.S. federal income tax law, regulation or administrative interpretation, or any amendment to any existing U.S. federal income tax law, regulation or administrative interpretation, will be adopted, promulgated or become effective and any such law, regulation or interpretation may take effect retroactively. Taberna and RAIT could be adversely affected by any such change in, or any new, U.S. federal income tax law, regulation or administrative interpretation.